Exhibit 10.13.1

AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT
This Amendment (the “Amendment”) to that certain Independent Contractor Agreement, dated March 30, 2022 (as further amended, restated, supplemented, or otherwise modified from time to time in accordance with its provisions prior to the date hereof, “Agreement”) by and between Tellurian Inc. (“Company”) and Mr. Martin Houston (“Contractor”), is by and among Company and Contractor. Company and Contractor are individually referred to herein as a “Party” or collectively as the “Parties.”
RECITALS
WHEREAS, the Parties hereto desire to enter into this Amendment in order to amend the Agreement as set forth herein with an effective date of January 1, 2023 (the “Effective Date”); and
WHEREAS, pursuant to Section 6.6 of the Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by an authorized representative of each Party against whom the amendment is to be enforced.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.
2.Term. The terms detailed in this Section shall replace and supersede the corresponding portions of Section 1.2 of the Agreement and shall be the sole document setting forth the engagement Term pursuant to the Agreement or this Amendment:
“1.2    Term. The term of this Agreement shall commence on January 1, 2022 (the “Effective Date”) and shall expire on the earlier of (i) termination of the Vice Chairman; and (ii) December 31, 2023, unless earlier terminated in accordance with ARTICLE V (the “Term”). Any extension of the Term will be subject to the mutual written agreement between the Parties.”
3.Compensation. The terms detailed in this Section shall replace and supersede the corresponding portions of Section 1.3(a) of the Agreement and shall be the sole document setting forth the engagement Cash Fees pursuant to the Agreement or this Amendment:
“(a)    As compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay the Contractor in the form of cash compensation (the “Cash Fees”) of (i) FIFTY THOUSAND DOLLARS ($50,000) per calendar month during the period beginning January 1, 2022, and ending December 31, 2022; and (ii) FIFTY FIVE THOUSAND DOLLARS ($55,000) per calendar month during the period beginning January 1, 2023, and ending December 31, 2023. The Cash Fees shall be payable in arrears following the end of each calendar month during the Term. The Contractor acknowledges that he will receive an appropriate IRS Form 1099 from the Company and that the Contractor shall be solely responsible for all federal, state, and local taxes, as set out in Section 2.1(b).”

4.No Other Amendment. Except as expressly provided herein, all terms of the Agreement remain in full force and effect, and nothing herein shall otherwise affect, amend or modify any provision of the Agreement or the respective rights and obligations of the Parties.
5.Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
6.Entirety. The Agreement (as amended hereby) constitutes the entire contract between the Parties hereto relative to the subject matter.
7.Governing Law. THIS AMENDMENT IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF SUCH STATE.
8.Expenses. Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its legal counsel).
9.Recitals. The Recitals to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Amendment.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of December 14, 2022.

TELLURIAN INC.

By: /s/ Octávio Simões

Name:        Octávio Simões
Title:         President and Chief Executive Officer

MARTIN HOUSTON

By: /s/ Martin Houston

Name:        Martin Houston
Tax ID:     XXX-XX-XXXX

[Signature Page to Amendment]